Exhibit 99.1

November 9, 2011

Tetra Tech Reports Strong Fourth Quarter and Fiscal 2011 Results

•                  Q4 Net Revenue up 22%(1) to $476 million

•                  Q4 Diluted EPS up 20%(1) to $0.42

•                  FY11 Net Revenue up 25%(1) to $1.79 billion

•                  FY11 Diluted EPS up 18%(1) to $1.43

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the fourth quarter and fiscal year ended October 2, 2011.

Fourth Quarter Results

Pro-forma(1): Tetra Tech’s fourth quarter of fiscal 2011 had 13 weeks while the fourth quarter of fiscal 2010 had 14 weeks.  The pro-forma presentation excludes the benefit of the additional week in the fourth quarter of fiscal 2010.  On this basis, revenue in the fourth quarter of fiscal 2011 was $675.7 million, up 16.0% compared to $582.5 million in the fourth quarter last year.  Revenue, net of subcontractor costs(2), was $475.9 million, up 21.6% compared to $391.4 million in the fourth quarter last year.  Earnings before interest, taxes, depreciation, and amortization (EBITDA(3)), were $56.4 million, up 28.8% compared to $43.8 million in the fourth quarter last year.  Operating income was $43.4 million, up 25.5% compared to $34.6 million in the fourth quarter last year.  Net income was $26.4 million, up 22.5% compared to $21.6 million in the fourth quarter last year.  Diluted EPS were $0.42, up 20.0% compared to $0.35 in the fourth quarter last year.

GAAP: On a GAAP basis, which includes the results of the additional week in the fourth quarter of fiscal 2010, revenue in the fourth quarter of fiscal 2011 was $675.7 million, up 7.7% compared to $627.4 million last year.  Revenue, net of subcontractor costs, was $475.9 million, up 13.1% compared to $420.7 million in the fourth quarter last year.  EBITDA were $56.4 million, up 21.6% compared to $46.4 million in the fourth quarter last year.  Operating income was $43.4 million, up 17.0% compared to $37.1 million in the fourth quarter last year.  Net income was $26.4 million, up 14.1% compared to $23.1 million in the fourth quarter last year.  Diluted EPS were $0.42, up 13.5% compared to $0.37 in the fourth quarter last year.  Backlog was $1.95 billion, up 5.2% compared to $1.85 billion at the end of fiscal 2010.  Cash from operations was $33.2 million, compared to $42.3 million in the fourth quarter last year.

(1)  Tetra Tech reports results of operations based on 52 and 53-week periods ending near September 30 of each year.  Fiscal years 2011 and 2010 contained 52 and 53 weeks, respectively.  The Company believes the pro-forma information presented for the one-week difference provides important data for comparative purposes.  A table reconciling the pro-forma data can be found at the end of this release.

(2)  Tetra Tech’s revenue includes a significant amount of subcontractor costs and, therefore, the Company believes revenue, net of subcontractor costs, which is a non-GAAP financial measure, provides a valuable perspective on its business results.

(3)  EBITDA is a non-GAAP financial measure. The Company believes EBITDA is a useful representation of operating performance because of significant amounts of acquisition-related non-cash amortization expense. A table reconciling net income attributable to Tetra Tech to EBITDA can be found at the end of this release.

Fiscal Year Results

Pro-forma(1): Tetra Tech’s fiscal 2011 had 52 weeks while fiscal 2010 had 53 weeks.  The pro-forma presentation excludes the benefit of the additional week in fiscal 2010.  Revenue for fiscal 2011 was $2,573.1 million, up 19.3% compared to $2,156.3 million in fiscal 2010.  Revenue, net of subcontractor costs, was $1,792.3 million, up 25.3% compared to $1,431.0 million in fiscal 2010.  EBITDA were $198.6 million, up 28.2% compared to $155.0 million in fiscal 2010.  Operating income was $146.4 million, up 20.1% compared to $122.0 million in fiscal 2010.  Net income was $90.0 million, up 19.7% compared to $75.2 million in fiscal 2010.  Diluted EPS in fiscal 2011 were $1.43, up 18.2% compared to $1.21 in fiscal 2010.

GAAP: On a GAAP basis, which includes the results of the additional week in fiscal 2010, revenue for fiscal 2011 was $2,573.1 million, up 16.9% compared to $2,201.2 million in fiscal 2010.  Revenue, net of subcontractor costs, was $1,792.3 million, up 22.7% compared to $1,460.2 million in fiscal 2010.  EBITDA were $198.6 million, up 26.0% compared to $157.6 million in fiscal 2010.  Operating income was $146.4 million, up 17.6% compared to $124.5 million in fiscal 2010.  Net income was $90.0 million, up 17.2% compared to $76.8 million in fiscal 2010.  Diluted EPS in fiscal 2011 were $1.43, up 15.3% compared to $1.24 in fiscal 2010.  Cash from operations was $131.6 million, up 23.2% compared to $106.8 million in fiscal 2010.

Tetra Tech’s Chairman and CEO, Dan Batrack said, “Tetra Tech had a strong fiscal 2011 and finished with record results.  For the fiscal year, we exceeded our 15% long-term growth goals for revenue and income.  This growth was driven by strong demand for our water-related services provided to mining, energy and industrial clients.  Over the past year, we have successfully expanded our geographic reach and diversified our customer mix.  Today approximately 30% of our net revenue is represented by our international clients.  For fiscal 2012, we expect our organic growth to increase as a result of international expansion.  Our fiscal 2012 forecast reflects continued growth in the international and commercial markets and stability in our government markets.”

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS for the first quarter of fiscal 2012 to be in the range of $0.33 to $0.36.  Revenue, net of subcontractor costs, for the first quarter is expected to range from $450 million to $500 million.  For fiscal 2012, Tetra Tech expects diluted EPS to be $1.50 to $1.63.  Revenue, net of subcontractor costs, for fiscal 2012 is expected to range from $1.9 billion to $2.1 billion.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the fourth quarter results through a link posted on the Company’s website at www.tetratech.com on November 10, 2011 at 8:00 a.m. (PST).

	Three Months Ended		Fiscal Year Ended
In thousands (except EPS data)	Oct. 2, 2011	Oct. 3, 2010	Oct. 2, 2011	Oct. 3, 2010
Revenue	$675,662	$627,382	$2,573,144	$2,201,232
Subcontractor costs	(199,724)	(206,707)	(780,817)	(741,002)
Revenue, net of subcontractor costs	475,938	420,675	1,792,327	1,460,230
Operating income	43,433	37,124	146,422	124,474
Interest expense, net	(1,452)	(443)	(5,930)	(1,387)
Income tax expense	(14,582)	(13,539)	(47,510)	(46,268)
Net income including noncontrolling interests	27,399	23,142	92,982	76,819
Net income attributable to noncontrolling interests	(1,000)	—	(2,943)	—
Net income	$26,399	$23,142	$90,039	$76,819

Earnings per share:
Basic	$0.42	$0.38	$1.45	$1.25

Diluted	$0.42	$0.37	$1.43	$1.24

Weighted-average common shares outstanding:
Basic	62,310	61,580	62,053	61,430
Diluted	62,864	61,999	62,775	62,087

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, program management, construction management, and technical services.  The Company supports government and commercial clients by providing innovative solutions to complex problems focused on water, natural resources, the environment, infrastructure, and energy. With more than 13,000 employees worldwide, Tetra Tech’s capabilities span the entire project life cycle.

Tetra Tech, Inc.

Regulation G Information

Reconciliation of Net Income to EBITDA

	Three Months Ended		Fiscal Year Ended
In thousands	Oct. 2, 2011	Oct. 3, 2010	Oct. 2, 2011	Oct. 3, 2010
Net income attributable to Tetra Tech	$26,399	$23,142	$90,039	$76,819
Interest expense, net	1,452	443	5,930	1,387
Income tax expense	14,582	13,539	47,510	46,268
Depreciation	6,737	5,443	27,138	20,402
Amortization	7,232	3,832	27,979	12,683
EBITDA	$56,402	$46,399	$198,596	$157,559

Comparison of fiscal 2010 to pro-forma 2010 with 52 weeks

	Fourth Quarter 2010		Fiscal Year 2010
In thousands (except EPS data)	As Reported	Pro-forma for 13 weeks	As Reported	Pro-forma for 52 weeks
Revenue	$627,382	$582,478	$2,201,232	$2,156,327
Revenue, net of subcontractor costs	420,675	391,430	1,460,230	1,430,984
EBITDA	46,399	43,805	157,559	154,965
Operating income	37,124	34,605	124,474	121,955
Net income	23,142	21,552	76,819	75,230
Diluted earnings per share	0.37	0.35	1.24	1.21

Pro-forma results were determined by subtracting one week of fourth quarter fiscal 2010 results from as reported figures.

CONTACTS:
Jim Wu, Investor Relations
Talia Starkey, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are:  worldwide political and economic uncertainties; fluctuations in annual revenue, expenses and operating results; the cyclicality in demand for state and local government and commercial services; credit risks associated with certain commercial clients; concentration of revenues from government agencies and funding disruptions by these agencies; delays in U.S. federal debt ceiling legislation; a disruption in U.S. government funding; shifts in U.S. defense spending; delays in the completion of the U.S. government budget process; violations of government contractor regulations; dependence on winning or renewing federal, state and local government contracts; the delay or unavailability of public funding; the government’s right to modify, delay, curtail or terminate contracts at its convenience; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate utilization of our workforce; the use of the percentage-of-completion method of accounting; the inability to accurately estimate contract risks, revenue and costs; the failure to win or renew contracts with private and public sector clients; acquisition strategy and integration risks; goodwill or other intangible asset impairment; growth strategy management; backlog cancellation and adjustments; risks associated with international operations; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; changes in resource management or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; volatility of common stock value; liability related to legal proceedings; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; and reliance on third-party software to run critical systems. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

TETRA TECH, INC.

Consolidated Balance Sheets

(in thousands, except par value)

	October 2, 2011	October 3, 2010
Assets
Current Assets:
Cash and cash equivalents	$90,494	$220,933
Accounts receivable - net	657,179	566,642
Prepaid expenses and other current assets	84,612	49,889
Income taxes receivable	6,817	7,249
Total current assets	839,102	844,713

Property and equipment - net	77,536	79,383
Investments in and advances to unconsolidated joint ventures	3,454	140
Goodwill	569,414	394,422
Intangible assets - net	81,053	45,995
Other assets	23,429	17,036
Total Assets	$1,593,988	$1,381,689

Liabilities and Equity
Current Liabilities:
Accounts payable	$164,819	$166,450
Accrued compensation	110,937	93,243
Billings in excess of costs on uncompleted contracts	84,754	79,401
Deferred income taxes	22,870	21,851
Current portion of long-term debt	2,556	5,002
Contingent earn-out liabilities	64,119	10,513
Other current liabilities	81,654	90,747
Total current liabilities	531,709	467,207

Deferred income taxes	25,394	12,506
Long-term debt	144,868	122,510
Other long-term liabilities	36,767	31,333

Commitments and contingencies

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding as of October 2, 2011 and October 3, 2010	—	—
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 62,495 and 61,755 shares as of October 2, 2011 and October 3, 2010, respectively	625	618
Additional paid-in capital	399,420	368,865
Accumulated other comprehensive income	4,754	18,763
Retained earnings	449,926	359,887
Tetra Tech stockholders’ equity	854,725	748,133
Noncontrolling interests	525	—
Total equity	855,250	748,133
Total Liabilities and Equity	$1,593,988	$1,381,689

Tetra Tech, Inc.

Consolidated Statements of Income

(in thousands, except per share data)

	Three Months Ended		Fiscal Year Ended
	October 2,	October 3,	October 2,	October 3,
	2011	2010	2011	2010

Revenue	$675,662	$627,382	$2,573,144	$2,201,232
Subcontractor costs	(199,724)	(206,707)	(780,817)	(741,002)
Other costs of revenue	(378,669)	(338,672)	(1,462,172)	(1,172,542)
Selling, general and administrative expenses	(53,836)	(44,879)	(183,733)	(163,214)
Operating income	43,433	37,124	146,422	124,474
Interest expense - net	(1,452)	(443)	(5,930)	(1,387)
Income before income tax expense	41,981	36,681	140,492	123,087
Income tax expense	(14,582)	(13,539)	(47,510)	(46,268)
Net income including noncontrolling interests	27,399	23,142	92,982	76,819
Net income attributable to noncontrolling interests	(1,000)	—	(2,943)	—
Net income attributable to Tetra Tech	$26,399	$23,142	$90,039	$76,819

Earnings per share attributable to Tetra Tech:
Basic	$0.42	$0.38	$1.45	$1.25
Diluted	$0.42	$0.37	$1.43	$1.24

Weighted-average common shares outstanding:
Basic	62,310	61,580	62,053	61,430
Diluted	62,864	61,999	62,775	62,087

TETRA TECH, INC

Consolidated Statements of Cash Flows

 (in thousands)

	Fiscal Year Ended
	October 2,	October 3,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income including noncontrolling interests	$92,982	$76,819

Adjustments to reconcile net income including noncontrolling interests to net cash from operating activities:
Depreciation and amortization	55,684	33,491
Loss on settlement of foreign currency forward contract	293	28
Equity in earnings of unconsolidated joint ventures	(4,877)	(1,184)
Distributions of earnings from unconsolidated joint ventures	4,802	1,689
Stock-based compensation	10,582	10,178
Excess tax benefits from stock-based compensation	(104)	(754)
Deferred income taxes	1,720	11,641
Provision for doubtful accounts	3,733	7,179
Exchange (gain) and loss	1,288	(205)
Lease termination costs	1,281	—
Gain on disposal of property and equipment	(231)	(1,480)

Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	2,046	(23,161)
Prepaid expenses and other assets	(28,324)	5,770
Accounts payable	(34,013)	(10,002)
Accrued compensation	11,157	4,582
Billings in excess of costs on uncompleted contracts	(1,669)	(19,957)
Other liabilities	4,720	9,590
Income taxes receivable/payable	10,553	2,618
Net cash provided by operating activities	131,623	106,842

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(18,901)	(21,584)
Payments for business acquisitions, net of cash acquired	(269,996)	(78,905)
Payment in settlement of foreign currency forward contract	(4,216)	(3,960)
Receipt in settlement of foreign currency forward contract	3,923	3,932
Restricted cash	(5,000)	—
Investments in unconsolidated joint ventures	(530)	—
Proceeds from sale of property and equipment	879	3,128
Net cash used in investing activities	(293,841)	(97,389)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt	(43,047)	(2,673)
Proceeds from borrowings	66,892	120,000
Net change overdrafts	726	—
Distributions paid to noncontrolling interests	(1,702)	—
Excess tax benefits from stock-based compensation	104	754
Net proceeds from issuance of common stock	8,378	3,353
Net cash provided by financing activities	31,351	121,434

EFFECT OF EXCHANGE RATE CHANGES ON CASH	428	861

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(130,439)	131,748
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	220,933	89,185
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$90,494	$220,933

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$4,226	$1,287
Income taxes, net of refunds received	$33,715	$32,407